Exhibit 99.(s)(2)

BLACKROCK FIXED INCOME VALUE OPPORTUNITIES

ASSISTANT SECRETARY’S CERTIFICATE

I, Janey Ahn, Assistant Secretary of BlackRock Fixed Income Value Opportunities (the “Fund”), a Delaware statutory trust, do hereby certify that the following is a true, correct and complete copy of a resolution duly adopted by the Board of Trustees of the Fund on December 5, 2008 and that such resolution has not been amended or modified and is in full force and effect in the form adopted:

RESOLVED, that the Board of Trustees hereby authorizes Richard S. Davis, Trustee of the Fund, Donald C. Burke, President and Chief Executive Officer of the Fund; Neal J. Andrews, Chief Financial Officer of the Fund and Anne F. Ackerley, Vice President of the Fund, to sign, on behalf of the Fund, the Registration Statement, any amendments thereto and any related registration statement or post-effective amendment filed under the 1933 Act on behalf of the Fund pursuant to a power of attorney, as contemplated by Rule 483(b) under the 1933 Act.

/s/ Janey Ahn
Janey Ahn
Assistant Secretary

Dated: January 15, 2009